EXHIBIT 23.1




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated February 19, 1993 included in the Omnicom Group Inc. Form 10-K for the year ended December 31, 1992 and as amended by the Form 10-K/A filed with the Commission on June 25, 1993 and to all references to our Firm included in this Registration Statement.



                                         /S/ ARTHUR ANDERSEN & CO.



New York, New York
February 22, 1994